Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-128144 on Form S-8 of our report dated June 25, 2008 appearing in this Annual Report on Form 11-K of the PHH Home Loans, LLC Employee Savings Plan for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 25, 2008